UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 18, 2023

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

45 Glover Avenue	Norwalk	Connecticut	06850
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by Terex Corporation (the “Company”) with the Securities and Exchange Commission on May 22, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders held on May 18, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of its named executive officers. This Amendment does not amend, modify, or supplement the Original Form 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company's proxy statement for its 2023 Annual Meeting and the vote of the Company's stockholders at the 2023 Annual Meeting, the Company is confirming that it will include an annual advisory vote on the compensation of its named executive officers in its proxy materials until the next required stockholder vote on the frequency of advisory votes on executive compensation, which vote is expected to be held at the Company's 2029 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2023

TEREX CORPORATION

By: /s/Scott J. Posner
Scott J. Posner
Senior Vice President
Secretary and General
Counsel